                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-80959) of Conoco Inc. of our report dated May 30, 2000 relating to the financial statements of the Thrift Plan for Retail Employees of Conoco Inc., which appears in this Form 11-K.




PRICEWATERHOUSECOOPERS LLP
Houston, Texas
May 31, 2000